Exhibit 99.6

MabVax Therapeutics, Inc.

(a Development Stage Company)

Financial Statements

and Report of Independent Registered Public Accounting Firm

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

MabVax Therapeutics, Inc.

(a Development Stage Company)

[CohnReznick LLP Letterhead]

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

MabVax Therapeutics, Inc.

We have audited the accompanying balance sheets of MabVax Therapeutics, Inc. (the “Company”), a development stage company, as of December 31, 2013 and 2012, and the related statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for the years then ended and for the period from May 5, 2006 (Inception) through December 31, 2013. MabVax Therapeutics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MabVax Therapeutics, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended and for the period from May 5, 2006 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CohnReznick LLP

San Diego, CA

May 12, 2014

MabVax Therapeutics, Inc.

(a Development Stage Company)

Balance Sheets

December 31, 2013 and 2012

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$354,254	$421,197
Grants receivable	—	19,845
Prepaid expenses – clinical operations	—	539,633
Prepaid expenses	44,408	57,469

Total current assets	398,662	1,038,144
Property and equipment, net	24,487	51,136
Other	14,285	14,285

Total assets	$437,434	$1,103,565

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$66,977	$45,031
Accrued clinical operations and site costs	773,523	645,038
Accrued payroll and related	169,123	88,985
Related party liabilities	240,000	195,000
Other accrued expenses	24,963	41,329

Total current liabilities:	1,274,586	1,015,383

Commitments and contingencies

Preferred stock, $0.001 par value:
Series A redeemable convertible preferred stock, 2,956,240 shares authorized, 956,240 shares issued and outstanding as of December 31, 2013 and 2012 with liquidation preferences of $8,013,996 and $7,420,366 as of December 31, 2013 and 2012, respectively	5,787,906	5,787,906
Series B redeemable convertible preferred stock, 2,000,000 shares authorized, 891,485 and 480,928 shares issued and outstanding as of December 31, 2013 and 2012, respectively, with liquidation preferences of $6,509,866 and $3,324,518 as of December 31, 2013 and 2012, respectively	6,737,276	3,252,471

Total redeemable preferred stock	12,525,182	9,040,377

Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares authorized, 829,416 shares issued and outstanding as of December 31, 2013 and 2012	829	829
Additional paid-in capital	609,389	282,745
Deficit accumulated during development stage	(13,972,552)	(9,235,769)

Total stockholders’ deficit	(13,362,334)	(8,952,195)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$437,434	$1,103,565

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Operations

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	For the Years Ended December 31		Period from May 5, 2006 (Inception) through December 31, 2013
	2013	2012
Revenues:
Grants	$366,368	$1,357,073	$4,151,342
Other	—	—	29,850

Total revenues	366,368	1,357,073	4,181,192

Expenses:
Research and development	2,967,278	3,195,662	11,747,739
General and administrative	1,442,483	1,160,750	5,692,539

Total expenses	4,409,761	4,356,412	17,440,278

Loss from operations	(4,043,393)	(2,999,339)	(13,259,086)
Interest income	452	342	11,182
Other income (expense)	(30)	(580)	5,700
Interest expense	(2,000)	(33,062)	(38,536)

Net loss	(4,044,971)	(3,032,639)	(13,280,740)

Deemed dividend on beneficial conversion of
Series B preferred stock (See Note 4)	(691,812)	—	(691,812)

Net loss available to common stockholders	$(4,736,783)	$(3,032,639)	$(13,972,552)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

Years Ended December 31, 2013 and 2012 and

For the Period from May 5, 2006 (Inception) through December 31, 2013

	Redeemable Convertible Preferred Stock							Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
	Series A		Series B			Common Stock
	Shares	Amount	Shares	Amount	Total	Shares	Amount
Issuance of common stock, $0.001 par value per share, to founders on May 5, 2006	—	$—	—	$—	$—	825,000	$825	$—	$—	$825
Issuance of Series A preferred stock, $0.001 par value per share, from March 5 to July 10, 2008 at $6.17 per share, net of issuance costs of $96,979	307,942	1,802,199	—	—	1,802,199	—	—	—	—	—
Issuance of Series A preferred stock from August 14 to December 2, 2009 at $6.17 per share, net of issuance costs of $3,573	162,076	996,427	—	—	996,427	—	—	—	—	—
Issuance of Series A preferred stock from February 17 to July 29, 2010 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—		—	—	—
Issuance of Series A preferred stock from January 4 to July 26, 2011 at $6.17 per share, net of issuance costs of $5,360	243,111	1,494,640	—	—	1,494,640	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	181,546	—	181,546
Net loss from inception to December 31, 2011	—	—	—	—	—	—	—	—	(6,203,130)	(6,203,130)

Balance, December 31, 2011	956,240	5,787,906	—	—	5,787,906	825,000	825	181,546	(6,203,130)	(6,020,759)
Issuance of common stock upon exercise of stock options on January 20	—	—	—	—	—	4,416	4	465	—	469
Issuance of Series B preferred stock at $6.82 a share on November 2 in exchange for future services	—	—	91,642	625,000	625,000	—	—	—	—	—
Conversion of convertible debt into Series B preferred stock, $0.001 par value per share, on November 2, at $6.82 a share, including accrued interest of $28,922	—	—	187,673	1,278,922	1,278,922	—	—	—	—	—
Issuance of Series B preferred stock, on November 2 at $6.82 per share, net of issuance costs of $21,893	—	—	201,613	1,348,549	1,348,549	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	100,734	—	100,734
Net loss	—	—	—	—	—	—	—	—	(3,032,639)	(3,032,639)

Balance, December 31, 2012	956,240	5,787,906	480,928	3,252,471	9,040,377	829,416	829	282,745	(9,235,769)	(8,952,195)
Issuance of Series B preferred stock from February 1 to December 18 at $6.82 per share, net of issuance costs of $7,007	—	—	410,557	2,792,993	2,792,993		—	—	—	—
Deemed dividend related to beneficial conversion feature of series B preferred	—	—	—	691,812	691,812		—	—	(691,812)	(691,812)
Stock-based compensation	—	—	—	—	—	—	—	326,644	—	326,644
Net loss	—	—	—	—	—	—	—		(4,044,971)	(4,044,971)

Balance, December 31, 2013	956,240	$5,787,906	891,485	$6,737,276	$12,525,182	829,416	$829	$609,389	$(13,972,552)	$(13,362,334)

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Statements of Cash Flows

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

	For the Years Ended December 31,		Period from May 5, 2006 (Inception) through December 31, 2013
	2013	2012
Operating activities
Net loss	$(4,044,971)	$(3,032,639)	$(13,280,740)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	35,366	57,453	292,739
Stock-based compensation	326,644	100,734	608,924
Accrued interest on convertible debt	—	28,922	28,922
Increase (decrease) in cash resulting from changes in:
Grants receivable	19,845	105,764	—
Prepaid expenses – clinical operations	539,633	85,367	625,000
Prepaid expenses and other	13,061	(38,745)	(58,693)
Accounts payable	21,946	(10,061)	66,977
Accrued clinical operations and site costs	128,485	297,076	773,523
Accrued payroll	80,138	29,776	169,123
Related party liabilities	45,000	55,000	240,000
Other accrued expenses	(16,365)	10,942	24,963

Net cash used for operating activities	(2,851,218)	(2,310,411)	(10,509,262)

Investing activities
Purchases of property and equipment	(8,718)	(4,647)	(317,226)

Net cash used for investing activities	(8,718)	(4,647)	(317,226)

Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	2,792,993	1,348,550	9,929,448
Proceeds from issuance of common stock			825
Issuance of convertible debt		1,250,000	1,250,000
Proceeds from exercise of stock options	—	469	469

Net cash provided by financing activities	2,792,993	2,599,019	11,180,742

Net change in cash and cash equivalents	(66,943)	283,961	354,254
Cash and cash equivalents at beginning of period	421,197	137,236	—

Cash and cash equivalents at end of period	$354,254	$421,197	$354,254

Supplemental disclosures:

Cash paid during the period for income taxes	$1,526	$1,550	$8,788

Issuance of Series B preferred stock for future services	$—	$625,000	$625,000

Conversion of debt to Series B preferred stock	$—	$1,278,922	$1,278,922

See Notes to Financial Statements.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Note 1 – Nature of operations and summary of significant accounting policies

Nature of operations and basis of presentation

MabVax Therapeutics, Inc., incorporated on May 5, 2006, is a biopharmaceutical company focused on the discovery, development and commercialization of novel and proprietary antibodies and vaccines for the treatment of a variety of cancers. The Company’s objective is to either independently or through one or more partnerships with cancer treatment centers, pharmaceutical and biopharmaceutical organizations identify drug development candidates derived from the Company’s antibody libraries.

As of December 31, 2013, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity and Going Concern

The accompanying financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has a net loss of $4,044,971, net cash used for operations of $2,851,218 and net cash used for investing activities of $8,718, for the year ended December 31, 2013. As of December 31, 2013, the Company also has an accumulated deficit of $13,972,552 and working capital deficit of $875,924.

In February 2014, the Company received $3.1 million in connection with the sale of Series C-1 Convertible Preferred Stock, and received a commitment that the Series C-1 investors would make up the difference in a subsequent financing of $3.0 million if the Company is unsuccessful in raising the full $3.0 million in the subsequent financing (the “Series C Purchase Agreement”). The terms of the agreement require the Company to maintain certain covenants prior to the subsequent financing in order to maintain the commitment. The Company cannot assure that it will be able to maintain all the covenants stated in the Series C Purchase Agreement. See Note 10.

The Company anticipates that it will continue to incur net losses into the foreseeable future as it: (i) continues to identify and advance a number of potential drug candidates into clinical and preclinical development activities, (ii) initiates manufacturing of its lead antibody candidate 5B1 and continues to fund its operations, and (iii) expands its corporate infrastructure, including the costs associated with potentially becoming a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations beyond October 2014, unless the Company is able to raise additional capital, or maintain certain covenants associated with a $3.0 million commitment in connection with a subsequent financing of Series C preferred stock. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company is unable to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if the Company is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm the Company’s business, results of operations, and future prospects.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed Federally insured limits. The Company has not experienced any losses on such accounts.

Fair value of financial instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, prepaid expenses and other assets, accounts payable, accrued expenses and related party payables, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Grants receivable

Grants receivable at December 31, 2012 represent amounts due under several Federal contracts with the National Cancer Institute (the “NCI”), a division of the National Institutes of Health, or NIH (collectively, the “NIH Grants”). The Company considers the grants receivable to be fully collectible; accordingly, no allowance for doubtful amounts has been established. If amounts become uncollectible, they are charged to operations.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Impairment of long-lived assets

The Company evaluates its long-lived assets with definite lives, such as property and equipment, for impairment. The Company records impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets through December 31, 2013.

Research and development costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2013 and 2012, all deferred tax assets were fully offset by a valuation allowance.

The Company accrues interest and penalties, if any, on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in its statements of operations.

Revenue recognition

Revenue from grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. Treasury grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when the Company incurs internal expenses that are related to the approved grant.

The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Stock-based compensation

The Company’s stock-based compensation programs include grants of stock options to employees, consultants, non-employee directors and non-employees. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Note 2 – Property and equipment

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Furniture and fixtures	$8,979	$4,597
Office equipment	21,850	21,850
Lab equipment	286,397	282,062

	317,226	308,509
Less accumulated depreciation and amortization	(292,739)	(257,373)

Totals	$24,487	$51,136

Depreciation expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 was $35,366, $57,453 and $292,739, respectively.

Note 3 – Significant agreements and contracts

Antibody License – On April 7, 2008, the Company entered into a license agreement, or the Antibody License, with the Sloan-Kettering Institute for Cancer Research (“SKI”), pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide license under certain U.S. and foreign patents and patent applications owned or controlled by Memorial Sloan-Kettering Cancer Center, or MSKCC, or the MSKCC Patents, to access certain Biological Materials to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of antibody drugs. The Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $5,000 in connection with signing the agreement and will be obligated to pay additional milestones of up to approximately $2,650,000 to continue development leading to commercial sales. Royalties on future commercial sales are approximately 5%. Unless otherwise terminated in accordance with its terms, the SKI License will expire upon the expiration of the last to expire patent within the SKI Patents on a country-by-country basis.

Vaccine License – On June 30, 2008, the Company entered into a second license agreement (the “Vaccine License”) with SKI, pursuant to which SKI granted the Company an exclusive, royalty-bearing, worldwide

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 license under certain U.S. and foreign patents and patent applications owned or controlled by SKI, or the SKI Patents, to develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of therapeutic vaccines for the treatment of various cancers. Subject to certain limitations, the Company will have the right to sublicense the foregoing rights granted under the MSKCC License. The Company paid $50,000 in connection with signing the agreement and will be obligated to make further milestone payments of up to approximately $1.4 million if further advances continue that lead to commercial sales. Royalties on future commercial sales range between 3% and 5% depending on sales. Unless otherwise terminated in accordance with its terms, the MSKCC License will expire upon the expiration of the last to expire patent within the MSKCC Patents on a country-by-country basis.

NIH Grants

NCI Antibody Grant – In December 2008, the NCI awarded the Company a Small Business Technology Transfer Program grant to support the Company’s program to discover and develop novel fully-human antibody therapeutics to treat cancer from the lymphocytes of patients immunized with the Company’s licensed vaccines during clinical trials at Memorial Sloan-Kettering Cancer Center (the “NCI Antibody Grant”). The project period for Phase 1 of the grant award that approximates $200,000 covered a one-year period which commenced in September of 2008 and ended in August of 2009. The Company was awarded the Phase 2 portion of the grant, which amounted to approximately $1,105,000 and covered the period from August 2010 to July 2012. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012, and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $0, $416,166 and $1,104,717 of revenue associated with the NCI Antibody Grant, respectively.

NCI Sarcoma Vaccine Grant – In July 2010, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to conduct a Phase 2 clinical trial for a vaccine intended to prevent the recurrence of sarcoma (the “NCI Sarcoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $150,000 covered a six-month period which commenced in August 2010 and ended in January 2011. The Company received the Phase 2 portion of the grant, which amounted to approximately $1,829,000 and covered the period from April 2011 to January 2013. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $201,355, $894,276, and $1,946,433 of revenue associated with the NCI Sarcoma Vaccine Grant, respectively.

NCI Neuroblastoma Vaccine Grant – In July 2012, the NCI awarded the Company a Small Business Innovation Research Program grant to support the Company’s program to manufacture the clinical material and develop an Investigational New Drug Application for a vaccine to prevent the recurrence of Neuroblastoma (the “NCI Neuroblastoma Vaccine Grant”). The project period for Phase 1 of the grant award that approximates $149,000 covered a six-month period that commenced in July 2012 and ended in December 2012. The Company applied for and received a one-year extension on the project. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. During the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, the Company recorded $102,521, $46,632, and $149,152 of revenue associated with the NCI Neuroblastoma Vaccine Grant, respectively.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

NCI PET Imaging Agent Grant – In September 2013, the NCI awarded the Company a Small Business Innovation Research Program Contract to support the Company’s program to develop a PET imaging agent for pancreatic cancer using a fragment of the Company’s 5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase 1 of the grant award that approximates $250,000 covers a nine-month period which commenced in September 2013 and ends in June 2014. The total contract amount of approximately $1,749,000 supports research work through June 2016. The Company records revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses are incurred. During the year ended December 31, 2013, the Company recorded $62,492 of revenue associated with the NCI PET Imaging Agent Grant.

U.S. Treasury grants

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $488,958 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009. The proceeds from these grants are classified in “Revenues – Grants.”

Note 4 – Redeemable convertible preferred stock

During March 5 to July 10, 2008, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 307,942 shares for an aggregate receipt of $1,802,199 in cash, net of $96,979 in issuance costs, at a price per share of $6.17.

During August 14 to December 2, 2009, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 162,076 shares for an aggregate receipt of $996,427 in cash, net of $3,573 in issuance costs, at a price per share of $6.17.

During February 17 to July 29, 2010, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

During January 4 to July 26, 2011, the Company entered into a Series A preferred stock purchase agreement pursuant to which the Company sold 243,111 shares for an aggregate receipt of $1,494,640 in cash, net of $5,360 in issuance costs, at a price per share of $6.17.

In November 2012, the Company sold 201,613 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with an aggregate of $1,348,549 in funds, net of issuance costs of $21,893, at a price per share of $6.82.

In early 2012, the Company issued convertible debt and received $1,250,000 in cash. The debt bears interest at a rate of 4% per annum and will mature upon the earlier of the one year anniversary of issuance or a sale of the Company unless redeemed prior to that date. The debt will be automatically converted upon a qualified financing event. In November 2012, the convertible debt holders elected to convert all convertible debt and accrued interest for $1,278,922, at a conversion rate of $6.82 for 187,673 shares of Series B preferred stock.

In November 2012, the Company sold 91,642 shares and entered into a Series B preferred stock purchase agreement pursuant to which the investor provided the Company with a prepaid amount of $625,000 for

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 future contract research services, which was recorded at a price per share of $6.82. At December 31, 2012, the prepaid services were $539,633. The prepaid balance was expensed in full during the year ended December 31, 2013.

During February 2013 through December 2013, the Company sold an additional 410,557 shares of Series B preferred stock in exchange for $2,792,993 in funds, net of issuance costs of $7,007. The Company also issued warrants to purchase an additional 194,281 shares of Series B preferred stock at an exercise price of $0.01 per share (the “Series B Warrant”). The Series B Warrant is exercisable immediately and has a term of five years. Because the Series B Warrant is immediately convertible at the option of the holder, the Company recorded a deemed dividend of $691,812 from the beneficial conversion feature associated with the issuance of the Series B convertible preferred stock and the Series B Warrant. In January 2014, the holders of the Series B Warrant exercised their rights to purchase 194,281 shares of Series B preferred stock for proceeds of $1,943.

The Company valued the warrants at fair value at the date the warrants were issued, using the Black-Scholes valuation model with the following assumptions; contractual term of five years, volatility of 86%, no dividend yield and a risk-free interest rate of 0.28%.

Conversion

The holders of Series A and Series B preferred stock may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $6.17 and $6.82 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a weighted average anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series A and Series B preferred stock shall be automatically converted upon closing of a public offering in which the sale of common shares are at a purchase price of not less than $18.51 per share. In connection with the amendment and restatement of the Company’s Certificate of Incorporation in February 2014, the mandatory conversion provisions were revised to provide that all outstanding Series A and Series B shares shall be automatically converted into shares of Common Stock immediately prior to the date on which the shares of common stock are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and upon the consummation of a merger by the Company into an entity with shares of common stock registered under the 1934 Act.

Dividends

As of December 31, 2013, the holders of Series A and B were entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on common stock. If any dividend is declared and paid on any common stock, a dividend shall be declared and paid on Series A and B preferred stock on an “as converted” basis.

Cumulative preferred stock dividends, when and if declared, for Series A preferred stock totaled $2,114,818 and $1,521,188 ($2.21 and $1.59 per share) and for Series B preferred stock totaled $430,944 and $45,596

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

($0.48 and $0.09 per share) as of December 31, 2013 and 2012, respectively. Since its Inception through December 31, 2013, no dividends have been declared by the Board of Directors.

In February 2014, the holders of Series A and B preferred stock waived any rights to all accrued dividends they may have had a right to receive and amended the Company’s Certificate of Incorporation to eliminate their right to accrue dividends in the future as an inducement to buyers in the Series C-1 Preferred Stock Financing (See Note 10).

Redemption

As of December 31, 2013, the holders of a majority interest of the Series A and B preferred stock held a right to redeem (the “Redemption Right”), at any time on or after the fifth anniversary of the issuance date, upon request of at least 60% of the holders, all of their preferred stock at a redemption price of $6.17 and $6.82 per share of Series A and B preferred stock, respectively, exclusive of dividends. Due to these terms, the Company has classified all of the preferred stock as mezzanine equity (outside of permanent equity) as of December 31, 2013 and 2012. Subsequently in March 2014, the majority of holders or more than 60% of the Series A and B shareholders agreed by letter commitment to the Company to relinquish the Redemption Right (See Note 10).

Liquidation preference

As of December 31, 2013, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A and B stockholders shall be paid an amount equal to $6.17 and $6.82 per share, respectively, plus all declared and unpaid dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series B redeemable convertible preferred stock, second to the holders of Series A redeemable convertible preferred stock and third on a pro rata basis to all stockholders of the Company on an as-converted basis.

Subsequently in March 2014, the Series A and B stockholders subordinated their liquidation preference to Series C stockholders, as an incentive for the Series C stockholders to make an investment in the Company (See Note 10).

Voting rights

Each holder of Series A and Series B redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.

Note 5 – Related party transactions

The Company incurred consulting fees with a former employee who is a current board member and consulting fees with another founder of the Company during the years December 31, 2013 and 2012. For the years ended December 31, 2013 and 2012, the Company owed these individuals approximately $240,000

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 and $195,000, respectively. For the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, expenses charged to the related parties were approximately $45,000, $55,000 and $240,000, respectively. In February 2014, the Company issued 160,000 shares of common stock to the related parties in exchange for cancellation of $240,000 in related party liabilities for consulting services.

Note 6 – Stockholders’ deficit

Common stock

In May 2006, in conjunction with the founding of the Company, 825,000 shares of common stock were issued to founders, at $0.001 a share, for total consideration of $825 in cash.

In January 2012, the Company issued 4,416 shares of common stock to an employee who exercised fully vested stock options to purchase common stock for $469 having an intrinsic value of $4,990 at the time of exercise.

Stock Incentive Plan

In September 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “Stock Plan”) which became effective in September 2008 and under which 235,714 shares of the Company’s common stock were initially reserved for issuance to employees, non-employee directors and consultants of the Company. In November 2012, the Company increased the authorized shares under the plan to 560,947. The Stock Plan provides for the grant of incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to eligible recipients. The maximum term of options granted under the Stock Plan is ten years. Employee option grants will generally vest 25% on the first anniversary of the original vesting date, and the balance vests monthly over the next three years. The vesting schedules for grants to non-employee directors and consultants will be determined by the Company’s Compensation Committee. Stock options are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement.

The following table summarizes stock option activity as of December 31, 2013 and 2012, and the changes for the years then ended:

	Options Outstanding	Weighted-Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2011	200,500	$0.21
Options granted	20,500	0.40
Options canceled	(5,584)	0.40
Options exercised	(4,416)	0.11

Outstanding at December 31, 2012	211,000	0.23
Options granted	336,000	0.40
Options canceled	—	—
Options exercised	—	—

Outstanding and expected to vest at December 31, 2013	547,000	$0.33	$1,755,870

Vested and exercisable at December 31, 2013	186,958	$0.21	$622,570

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of employee stock options was estimated at the grant dates using the following assumptions:

	Year Ended December 31,
	2013	2012
Weighted-average grant date fair value	$3.26	$1.86
Dividend yield	—	—
Volatility	86%	80%
Risk-free interest rate	0.57%	0.87%
Expected life of options	5.0 years	5.0 years

The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Due to the Company’s limited historical data, the estimated volatility incorporates the historical and implied volatility of comparable companies whose share prices are publicly available. The risk-free interest rate assumption was based on the U.S. Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The weighted average expected life of options was estimated using the comparable companies.

The total stock-based compensation recorded as research and development expenses was $166,796, $59,112 and $327,846 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively. The total stock-based compensation recorded as general and administrative expenses was $159,848, $41,622 and $281,078 for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013, respectively.

The weighted average remaining contractual life of stock options outstanding at December 31, 2013 is 8.1 years.

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2013 was $907,827 and the weighted average period over which these grants are expected to vest is 1.8 years.

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at December 31, 2013:

Common stock reserved for conversion of preferred stock	2,253,391
Common stock options outstanding	547,000
Authorized for future grant or issuance under the Stock Plan	9,531

Total	2,809,922

Note 7 – Commitments and contingencies

Litigation

In the normal course of business, the Company may be named as a defendant in one or more lawsuits. Management is currently not aware of any pending lawsuits.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Operating lease

The Company leases its corporate office and laboratory space under an operating lease that, as amended on August 1, 2010, expires on July 31, 2015. The lease contains an option to cancel at various dates prior to the termination date by paying a cancellation penalty. Through the end of the five-year lease term, the lease provides for an average monthly base rent of $10,843 in 2014 and $11,017 in 2015 until the end of the lease. The Company has provided a refundable security deposit of $11,017 to secure its obligations under the lease, which has been included in other assets in the accompanying financial statements.

Minimum future annual operating lease obligations are as follows for the years ending December 31:

Operating Lease

2014	$130,117
2015	77,117

$207,234

Rental expense for the years ended December 31, 2013 and 2012 and for the period from May 5, 2006 (Inception) through December 31, 2013 under the above lease totaled $138,783, $130,077 and $633,237, respectively.

Note 8 – Income taxes

The components of the provision for income taxes for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	—	—
State	—	—

	—	—
Less valuation allowance	—	—

Income tax expense	$—	$—

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
Net operating loss carryforwards and credits	$4,932,000	$3,474,000
Tax credits	90,000	—
Accrued expenses and other	35,500	40,900

Total deferred tax assets	5,057,500	3,514,900
Less valuation allowance	(5,057,500)	(3,514,900)

Net deferred tax assets	$—	$—

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the Company’s deferred tax assets, the Company maintains a valuation allowance of $5,057,500 against its deferred tax assets as of December 31, 2013. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

As of December 31 2013, the Company had net operating loss carryforwards of approximately $12,376,000 and $12,416,000 for Federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2028 to 2033. The Company also has research and development credits of approximately $77,000 and $13,000 for Federal and state income tax purposes, respectively. The Federal credits may be used to offset future taxable income and will expire in 2033. The state credits may be used to offset future taxable income, and such credits carryforward indefinitely.

The Company is subject to taxation in the U.S. and California jurisdictions. Currently, no historical years are under examination. The Company’s tax years ending December 31, 2013 and 2012 are subject to examination by the U.S. and state taxing authorities due to the carryforward of unutilized net operating losses and research and development credits.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset future taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. The Company intends to complete a study in the future to assess whether an

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation, and will complete such study before the use of any of the aforementioned attributes.

The provision for income taxes differs from the amount computed by applying the U.S. Federal statutory tax rate (34% in 2013 and 2012) to income taxes as follows:

	2013	2012
Tax benefit computed at 34%	$(1,375,300)	$(1,031,100)
State tax provision, net of Federal tax benefit	(227,400)	(170,100)
Change in valuation allowance	1,542,600	1,167,300
Other	60,100	33,900

Tax provision (benefit)	$—	—

Note 9 – 401(k) plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under Federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. From May 5, 2006 (Inception) through December 31, 2013, no such contributions were made.

Note 10 – Subsequent events

GigaGen, Inc. agreement

In January 2014, the Company entered into a Material Transfer Agreement with GigaGen, Inc. that is directed to a project for the evaluation of human immune responses to vaccination against specific cancer antigens (the “GigaGen Agreement”). MabVax will provide certain materials and GigaGen will use its proprietary technology to analyze the immune response and identify novel human antibody sequences. Each company is responsible for its own expenses. No funds were transferred to either party, and there are no other financial obligations stated in the GigaGen Agreement. Unless otherwise terminated in accordance with its terms, the GigaGen Agreement will expire upon the one-year anniversary.

Sialix, Inc. Letter agreement

In January 2014, the Company signed a Letter Agreement (the “Letter Agreement”) with Sialix, Inc. (“Sialix”) which modified certain terms of a Material Transfer Agreement (“MTA”) which the Company entered into in December 2013. Under the MTA, the Company provided certain antibody materials for testing and evaluation by Sialix. The Letter Agreement provided that MabVax would not provide the same materials to a third-party for the six-month period in which Sialix is conducting their testing. No funds were transferred to either party, and there are no other financial obligations in the Letter Agreement. The Letter Agreement will terminate at the end of July 2014 and the MTA will terminate in December 2014.

Series C preferred stock purchase agreement

On February 12, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and issued 3,697,702 shares of Series C-1 convertible preferred stock, warrants to purchase

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

7,395,404 of common stock at approximately $1.01 a share (the “Common Warrants”) and warrants to purchase 1,848,851 shares of Series C-1 convertible preferred stock at $0.84 a share (the “C-1 Warrants”), respectively, for aggregate gross proceeds of $3,100,000, net of issuance costs of $31,345 (the “Series C Financing”). The Common Warrants expire February 13, 2022, and the C-1 Warrants expire upon registration of the shares of common stock of the Company (or a successor entity) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with the Series C Financing, the Company agreed to use its reasonable best efforts to raise at least an additional $3,750,000 through the sale and issuance of shares of common stock initially intended to be at $4.19 per share (the “Subsequent Capital Raise”). Substantially all of the investors in the Series C-1 Financing executed a financing commitment letter (such letters, the “Financing Commitment Letters”) to purchase a pro rata number of shares of common stock at the purchase price of $4.19 per share, representing in the aggregate at least $750,000, subject to certain terms and conditions that the Company may or may not meet, including raising at least $3,000,000 from new investors in the Subsequent Capital Raise. In addition, each such commitment letter provides that, in the event that less than $3,000,000 from new investors in the Subsequent Capital Raise and subject to certain terms and conditions that the Company may or may not meet, each investor party to such letter shall purchase shares of a to be authorized series of preferred stock designated as Series C-2 convertible preferred stock at $4.19 per share and in the aggregate amount of up to $3,000,000 (the “Backstop Capital Raise”).

On May 12, 2014, the Company and certain investors amended the Securities Purchase Agreement to, among other things, (i) lower the price per share of the Subsequent Capital Raise from $4.19 to approximately $2.76 per share, and (ii) provide that the price per share payable by investors as set forth in the Financing Commitment Letters would henceforth be the lower of (A) $4.19 a share and (B) the lowest price paid in the Subsequent Capital Raise. The price per share of the Backstop Capital Raise was not changed as a result of the amendment.

The rights, preferences and privileges of the Series C-1 convertible preferred stock and the Series C-2 convertible preferred stock (collectively, the “Series C”) are substantially the same, with the only material difference being the liquidation preference and conversion price of each such series, which is initially equal to their respective issuance price. The holders of Series C may require that the Company redeem their shares of Series C, including any accrued but unpaid dividends, upon the occurrence of any of the following events (each, a “Triggering Event”): the suspension of trading of common stock following registration of such shares, the failure to issue shares of common stock upon conversion of any Series C, the failure to authorize sufficient shares of common stock to permit the conversion of all outstanding Series C and exercise of all Common Warrants and C Warrants, failure to make certain required payments to the holders in excess of $25,000, a default on indebtedness in the aggregate amount of $100,000, bankruptcy events, judgments requiring payments in excess of $100,000, consummation of a change of control with an entity which does not have a class of securities registered for trading, failure of the Company to initiate the process of becoming publicly traded (either through a merger into a public company or the filing of a registration statement) within 4 months of the closing of the Series C Financing, failure to complete such merger within one year or such registration within 4 months of the closing of the Series C Financing, issuance of common stock in violation of certain restrictions relating to employee equity, issuance of debt in violation of any agreement relating to the Series C Financing, failure to convert the Series A or Series B Preferred Stock on or prior to the date the Company becomes publicly tradable, any deviation of 20% or more from the annual budget approved by such holders, any deviation of 5% or more with respect to auditing and investors’ relations expenses, failure to deliver the 2013 audited financials within 45 days of the closing of the Series C Financing, any deviation of any line item

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013 of the 2013 audited financials from those set forth in the 2013 unaudited financials delivered in connection with the Series C Financing or a breach of any representation, warranty, covenant or other term or condition of any agreement relating to the Series C Financing. Certain Triggering Events had occurred as of May 9, 2014, but were subsequently waived by the holders of Series C.

Series C

Conversion

The holders of Series C-1 and Series C-2 may at any time voluntarily convert each share into a number of fully paid shares of common stock determined by dividing the liquidation preference (described below) by the initial conversion price of $0.84 and $4.19 per share, respectively. Conversion is subject to (a) proportional adjustment for certain dilutive issuances, splits, combinations and other recapitalizations or reorganizations and (b) a full ratchet anti-dilution adjustment upon issuance of shares of common stock (or securities convertible into shares of common stock) at a price per share (or with a conversion or exercise price per share) less than the applicable conversion price, and subject to customary carve outs and exclusions.

Under the terms described for a mandatory conversion, all outstanding Series C shares shall be automatically converted into shares of Common Stock upon the affirmative election of the holders of a majority of the issued and outstanding shares of Series C. In the event that the Company does not issue the shares of common stock upon conversion of any Series C shares, certain penalties, which may be paid in the form of cash or additional shares of common stock, will accrue. The number of shares of common stock issuable upon conversion of Series C held by any particular holder, together with all affiliates of such holder, is capped at 4.99% of the issued and outstanding shares of common stock of the Company. Any shares in excess of such amount will be held in abeyance until such time as the issuance of such shares of common stock would not put such holder, together will all affiliates of such holder, above 4.99%. An individual holder may elect to increase this limit to up to 9.99% effective 61 days after providing notice to the Company.

Dividends

The holders of Series C are entitled to cumulative cash dividends of 8% per annum, when and if declared by the Board of Directors. Such dividends are in preference to and prior to any payment of any dividend on Series B, Series A or common stock. If any dividend is declared and paid on any common stock, Series B or Series A, a dividend shall be declared and paid on Series C preferred stock on an “as converted” basis.

Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series C-1 and C-2 stockholders shall be paid an amount equal to $0.84 and $4.19 per share, respectively, plus all accrued dividends, as adjusted to reflect any stock splits, stock dividends or other recapitalization. In addition, after setting apart or paying in full the Series C, Series A and B liquidation preference, any remaining assets of the Company available for distribution to stockholders, if any, shall be distributed to all stockholders of the Company with holders of preferred stock participating on an as converted basis without actually converting their preferred stock into common stock.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably first to the holders of Series C, second to holders of Series B redeemable convertible preferred stock, third to the holders of Series A redeemable convertible preferred stock and fourth on a pro rata basis to all stockholders of the Company on an as-converted basis.

Voting rights

Each holder of Series C redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible. In addition, the consent of the Required Holders is required in certain circumstances.

Merger transaction

On May 12, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telik, Inc. (“Telik”), and Tacoma Acquisition Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Telik (the “Merger Sub”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Telik’s stockholders, upon the consummation of the merger, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Telik. The Merger is intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes.

At the effective time of the Merger: (a) all shares of the Company’s Series A Preferred Stock and Series B Preferred Stock shall be automatically converted into shares of the Company’s Common Stock, (b) all outstanding shares of the Company’s Common Stock would be converted into and exchanged for shares of Telik’s Common Stock, par value $0.01 per share (the “Common Stock”), (c) all outstanding shares of the Company’s Series C-1 Preferred Stock would be converted into and exchanged for shares of Telik’s Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (d) each outstanding shares of the Company’s series C-2 preferred stock would be converted into and exchanged for shares of Telik’s Series A-2 Preferred Stock, par value $0.01 per share, (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”) (e) each outstanding Company option and warrant to purchase the Company’s common stock would become options and warrants to purchase Telik’s Common Stock, and (f) each outstanding Company warrant to purchase the Company’s preferred stock would be cancelled for no consideration.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former MabVax equity holders are expected to own approximately 85% of the aggregate number of shares of Telik’s Common Stock and Telik’s Preferred Stock (on a fully diluted and as-converted basis) and the former Telik equity holders as of immediately prior to the Merger (including the new stockholders of Telik that could result as part of any potential financing prior to the merger are expected to own approximately 15% of Telik’s aggregate number of Common Stock and Preferred Stock (on a fully diluted and as converted to Common Stock basis). Under certain circumstances relating to the delisting of the shares of Telik’s Common Stock from the NASDAQ Capital Market, the above referenced ownership split of 85%/15% will be adjusted and revised to 95%/5%.

MabVax Therapeutics, Inc.

(a Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012 and for the

Period from May 5, 2006 (Inception) through December 31, 2013

The Merger Agreement contains customary representations, warranties and covenants made by Telik and MabVax, including covenants relating to obtaining the requisite approvals of the stockholders of Telik and MabVax, indemnification of directors and officers, and Telik’s and MabVax’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The issuance of Telik’s shares of Common Stock and Preferred Stock in the Merger and in the Subsequent Capital Raise described above, amendments of the Telik charter related to an increase in the authorized number of shares of Telik Common Stock and Preferred Stock and a potential reverse stock split to maintain Nasdaq listing maintenance standards and other transactions contemplated by the Merger Agreement are subject to approval by Telik’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualification, compliance by the parties with their respective covenants, the existence of certain working capital for Telik and no existence of any law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both Telik and MabVax, and provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the Merger Agreement under specified circumstances.

MabVax’s stockholders adopted the Merger Agreement on May 12, 2014.

Dawson James engagement agreement

In March 2014, the Company entered into an Engagement Agreement with Dawson James (“Dawson” and the “Dawson Agreement”), in which the Company retained Dawson to advise and structure a series of capital market activities and transactions. The Dawson Agreement is a non-exclusive agreement for a one-year period and may be terminated earlier by either party.

Gallus Biopharmaceuticals agreement

In April 2014, the Company entered into an agreement for development and manufacturing services with Gallus BioPharmaceuticals pursuant to which Gallus will manufacture clinical supplies of MabVax’s recombinant fully-human antibody development product designated 5B1 (the “Gallus Agreement”). As consideration for the services provided in the Agreement, the Company expects to pay Gallus approximately $2,400,000 over the 15 month life of the contract. Unless otherwise terminated in accordance with its terms, the Gallus Agreement will expire upon completion of the Services or after a period of five years.

The Company has evaluated subsequent events through May 12, 2014, which is the date the financial statements were available to be issued.